Exhibit 99.1

Embarq Corporation 5454 West 110th Street Overland Park, KS 66211 embarq.com
NEWS RELEASE

Media Contacts:

Elizabeth Costello

612-940-7693

ecostello@kgptel.com

Charles Fleckenstein

913-345-6545

charles.m.fleckenstein@embarq.com

KGP Telecommunications, Inc. to Purchase EMBARQ LogisticsTM

Combined entity will be a market leader in supply chain services, equipment distribution and deployment solutions

OVERLAND PARK, Kan., Jan. 29, 2009 — Embarq Corporation (EQ) announced today that it has agreed to sell its supply chain, distribution and deployment subsidiary known as EMBARQ Logistics™ to KGP Telecommunications, Inc. KGP, based in Faribault, Minn., is a leading provider of supply chain services, telecommunication products and integrated solutions. The consummation of the transaction is subject to customary closing conditions and completion of financing arrangements.

As part of the transaction, KGP will provide certain logistics and supply chain services for EMBARQ’s core telecommunications operation under a long-term commercial services agreement. The transaction is expected to close before the end of the first quarter of this year.

Following the closing of the transaction, KGP will be one of the country’s largest single-source, value-added distributors of equipment and integrated solutions to the telecommunications industry, with a diverse customer base, a broad portfolio of strategic manufacturer relationships, and a national logistics network. Following the closing of the transaction, their clients will range from Regional Bell Operating Companies, to rural independent telcos, competitive local exchange carriers, contractors, and other distributors.

“The acquisition of EMBARQ Logistics will position KGP as a leading provider of supply chain and distribution services, with an unmatched network of distribution facilities

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and skilled professionals,” said Kathleen G. Putrah, CEO of KGP. “The combination of the business operations will provide KGP with immediate scale and position us for long-term success and relevancy in our industry.”

“The consummation of the sale to KGP and the long-term commercial services agreement will enable EMBARQ to refine its focus on its core consumer, business and wholesale markets,” said Tom Gerke, CEO of EMBARQ. “In addition, I expect KGP’s expertise and the assets of EMBARQ Logistics to be a very effective combination in the supply chain marketplace. It will be a win for both companies.”

About KGP Telecommunications, Inc.

KGP is a national supplier of telecommunication products and value-added solutions. KGP’s distribution network is comprised of seven (7) Regional Distribution Centers located strategically across the United States and complemented with five (5) product manufacturing facilities dedicated to providing fiber and copper factory terminated cable, custom assemblies, assemble, wire, and test services along with complete EF&I. Recognized for its leadership in supply-chain management and value-added solutions, KGP is committed to providing its customers with products and services at the lowest total cost.

For more information, visit kgptel.com.

EMBARQ was advised on the divestiture by Ohio-based Vetus Partners. Chicago-based Livingstone Partners advised KGP.

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of communications services. EMBARQ has operations in 18 states and is in the Fortune 500® list of America’s largest corporations.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® — all on one monthly bill.

For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class High Speed Internet, wireless, satellite TV from DIRECTV®, enhanced data network services, voice and data communication equipment and managed network services.

For more information, visit embarq.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified

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by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual outcomes and results to differ materially from those in any such forward-looking statements. These factors include, but are not limited to, failure to consummate or delay in consummating the sale; failure to complete or delay in completing financing arrangements, changes in laws or regulations; and changes in general economic conditions. Embarq and undertakes no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Embarq’s most recent Form 10-K, 10-Q and 8-K reports.

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